Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the inclusion of our reports on Ribozyme Pharmaceuticals, Inc. dated February 21, 2003, except for Note 13, as to which the date is March 7, 2003 and our report on Medizyme Pharmaceuticals, Ltd. dated January 23, 2003 in the Registration Statement (Amendment No. 1 to Form S-1 No. 333-107216) and related Prospectus of Sirna Therapeutics, Inc. (formerly Ribozyme Pharmaceuticals, Inc.), dated July 29, 2003.

/S/    ERNST & YOUNG LLP

Denver, Colorado

July 29, 2003